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                                                                     Exhibit 2.5

                                                        CONFORMED COMPOSITE COPY



                       KBI-E ASSET CONTRIBUTION AGREEMENT


            KBI-E ASSET CONTRIBUTION AGREEMENT, dated as of June 19, 1998, by and between [TR], a New Jersey corporation ("TR"), [KB], a company limited by shares organized and existing under the laws of Sweden ("KB"), [KBI-E], a Delaware corporation ("KBI-E") and a direct wholly-owned subsidiary of KBI, a Delaware corporation ("KBI"), and [KBI SUB], a Delaware corporation and a direct wholly-owned subsidiary of KBI ("KBI Sub").


                                   WITNESSETH:


            WHEREAS, KB, TR, KBI-E, KBI, KB Pharmaceuticals, L.P. (the "Partnership") and certain related parties have entered into that certain Master Restructuring Agreement (as defined hereinafter), which provides, among other things, for the execution of this Agreement (which is in the form of Exhibit L to the Master Restructuring Agreement) by the parties hereto; and

            WHEREAS, KB and KBI have entered into the KBI License (as defined in the Master Restructuring Agreement);

            WHEREAS, pursuant to the Master Restructuring Agreement and upon the terms and subject to the conditions set forth therein, at the Closing (as defined below), KB and KBI shall enter into the Amended and Restated KBI License (as defined in the Master Restructuring Agreement), pursuant to which the KBI License shall be amended and restated effective as of the Closing Date;

            WHEREAS, KBI and KBI-E are parties to that certain Sublicense Agreement made as of February 15, 1995 by and between KBI and KBI-E;

            WHEREAS, KBI-E desires to assign to KBI Sub all of its rights and obligations with respect to (i) the Omeprazole-for-Horses License (as defined below), (ii) the Selected Uses (as defined below) of Omeprazole (as defined below) and Felodipine (as defined below) under the KBI License, as such rights and obligations referred to in the foregoing clause (ii) are modified by the Amended and Restated KBI License and (iii) the Transferred Contracts (as defined below), and KBI Sub desires to accept and assume such rights and obligations, all in accordance with the terms and conditions of this Agreement, the Master Restructuring Agreement, and the Amended and Restated KBI License;


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            NOW, THEREFORE, in consideration of the premises and the agreements contained herein and in the Master Restructuring Agreement, the parties hereby agree as follows:

            1. Certain Definitions. Without limiting any other terms defined herein, as used in this Agreement, the following terms shall have the following respective meanings:

            "Compound" shall have the meaning set forth in the Master Restructuring Agreement.

            "Effective Time" shall have the meaning set forth in the Master Restructuring Agreement.

            "Felodipine" shall mean the Compound felodipine.

            "KBI Asset Contribution Agreement" shall mean the Asset Contribution Agreement, dated as of June 19, 1998, by and between TR, KB, KBI and KBI Sub.

            "KBI-E Acquired Assets" shall have the meaning set forth in
Section 2.

            "KBI-E Assumed Liabilities" shall mean all of the obligations and liabilities of KBI-E under (i) the Amended and Restated KBI License with respect to the Selected Uses of Omeprazole and Felodipine, (ii) the Omeprazole-for-Horses License and (iii) the Transferred Contracts.

            "Omeprazole" shall mean the Compound omeprazole.

            "Omeprazole-for-Horses License" shall have the meaning set forth in the Master Restructuring Agreement.

            "P&G Agreements" shall have the meaning set forth in the KBI Asset Contribution Agreement.

            "Selected Uses" shall have the meaning set forth in the Master Restructuring Agreement.

            "Transferred Contracts" shall have the meaning set forth in Section 3.3(i) of the KBI Asset Contribution Agreement.

            All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Master Restructuring Agreement.

            2. Agreement to Convey. Upon the terms and subject to the conditions set forth in this Agreement and the Master Restructuring Agreement, and upon the written demand of KBI Sub, which may be made at any time after the purchase of the KBI Common Shares by TR Holdings as provided in Section 2.4(b) of the Master Restructuring Agreement, and effective as of the Effective Time, KBI-E shall convey, grant, transfer, set over, assign and deliver to KBI Sub, in consideration for one (1) share of the common stock of KBI Sub, (i) all of KBI-E's rights
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in and under the Omeprazole-for-Horses License, (ii) all of KBI-E's rights with respect to the Selected Uses of Omeprazole and Felodipine under the Amended and Restated KBI License, excluding rights under Article 9 (except as provided in Section 9.7) thereof, and (iii) subject to Section 3.10 of the KBI Asset Contribution Agreement, all of KBI-E's rights in and under the Transferred Contracts (including without limitation the P&G Agreements) (collectively, the "KBI-E Acquired Assets").

            3. Assumption. Subject to the terms and conditions set forth in this Agreement and the Master Restructuring Agreement, effective at and as of the Effective Time, KBI Sub shall assume and agree to perform when due all of the KBI-E Assumed Liabilities.

            4. Equal Knowledge. KBI-E and KBI Sub hereby acknowledge and agree that each of them has equal knowledge regarding the Selected Uses of Omeprazole and Felodipine, the Amended and Restated KBI License, the Omeprazole-for-Horses License and the Transferred Contracts.

            5. Warranty Disclaimer. THE PARTIES HERETO MAKE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, EITHER HEREIN OR OTHERWISE, AS TO THE KBI-E ACQUIRED ASSETS, THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OTHER MATTER PERTAINING TO ANY OF THE FOREGOING. WITHOUT LIMITING THE FOREGOING, THE KBI-E ACQUIRED ASSETS ARE BEING CONVEYED, TRANSFERRED, ASSIGNED AND DELIVERED AND THE KBI-E ASSUMED LIABILITIES ARE BEING ASSUMED "AS IS" AND "WHERE IS" AND THE PARTIES HERETO HEREBY DISCLAIM ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, AS TO THE KBI-E ACQUIRED ASSETS.

            6. Assignment and Release.

            (a) None of the parties hereto may assign this Agreement or any of its rights or obligations hereunder, except that KBI Sub may assign this Agreement and its rights and obligations hereunder to the Partnership pursuant to the Assignment and Assumption Agreement attached hereto as Exhibit A (the "Assignment Agreement"), and upon such assignment, all references to KBI Sub or to a "party" in this Agreement (other than this Section 6) shall be deemed thereafter to refer to the Partnership in lieu of KBI Sub. This Agreement shall inure to the benefit of KBI Sub and, upon the assignment of this Agreement to the Partnership pursuant to the Assignment Agreement, the Partnership. Any assignment or other Transfer of this Agreement not expressly permitted by this Section shall be void.

            (b) Upon the assignment by KBI Sub of this Agreement to the Partnership and the assumption by the Partnership of the obligations of KBI Sub hereunder pursuant to the Assignment Agreement, KBI Sub shall automatically and without any further action by any Person be released from all of its obligations hereunder, including without limitation from all liability and obligation with respect to the KBI-E Assumed Liabilities.
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            7. Indemnity. KBI Sub agrees to indemnify, defend and hold harmless
KBI-E and its Affiliates and each of their respective officers, directors, employees and agents from and against any and all Indemnity Losses arising out of, based upon or resulting from the KBI-E Assumed Liabilities. Any claim for indemnification hereunder shall be on a net-after tax basis in accordance with, and shall be subject to the procedures set forth in, Section 10.3 of the Master Restructuring Agreement.

            8. Specific Performance. KBI-E acknowledges and agrees that the KBI-E Acquired Assets and the rights with respect thereto to be conveyed hereunder are unique and not available on the open market and that each of KBI Sub and KB shall have, in addition to all other legal remedies available to it, the right (i) to enforce the terms of this Agreement by a decree of specific performance and (ii) to obtain an injunction restraining any violation or threatened violation of this Agreement. KBI-E will cooperate with KBI Sub and KB to the extent KBI Sub or KB may reasonably request in the defense of any proceeding seeking to restrain, prohibit, invalidate or set aside the conveyance provided for herein to the Partnership as assignee of KBI Sub pursuant to
Section 6 hereof.

            9. Certain Related Provisions. This Agreement is subject to Articles 9, 10 and 12 of the Master Restructuring Agreement.
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            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                          KB

                                          By: /s/ Goran Lerenius
                                             ----------------------------------
                                             Name:   Goran Lerenius
                                             Title:  General Counsel



                                          TR

                                          By: /s/ Judy C. Lewent
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                                             Name:   Judy C. Lewent
                                             Title:  Senior Vice President
                                                     and Chief Financial Officer



                                          KBI-E

                                          By: /s/ Judy C. Lewent
                                             ----------------------------------
                                             Name:   Judy C. Lewent
                                             Title:  Authorized Signatory


                                          By: /s/ Goran Lerenius
                                             ----------------------------------
                                             Name:   Goran Lerenius
                                             Title:  Authorized Signatory



                                          KBI SUB INC.

                                          By: /s/ Peter E. Nugent
                                             ----------------------------------
                                             Name:   Peter E. Nugent
                                             Title:  President